EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 29, 2006, relating to the financial statements of streetTRACKS® Gold Trust and to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of streetTRACKS® Gold Trust for the year ended September 30, 2006, and to the reference to us under the heading ‘‘Experts’’ in the Prospectus, which is part of this Registration Statement.

New York, New York
November 29, 2006